Exhibit 4.3

JAZZ PHARMACEUTICALS, INC.

SECOND AMENDED AND RESTATED

INVESTOR RIGHTS AGREEMENT

June 24, 2005

JAZZ PHARMACEUTICALS, INC.

SECOND AMENDED AND RESTATED

INVESTOR RIGHTS AGREEMENT

THIS SECOND AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT (the “Agreement”) is made as of June 24, 2005, by and among Jazz Pharmaceuticals, Inc., a Delaware corporation (the “Company”), and the holders of Common Stock, Preferred Stock and/or warrants to purchase the Series BB Preferred Stock of the Company listed on the attached Exhibit A (collectively, the “Investors”).

RECITALS

A. The Company has issued to certain of the Investors warrants, dated as of the date hereof (the “Series BB Warrants”), to purchase in the aggregate 8,695,652 shares of the Company’s Series BB Preferred Stock (the “Series BB Preferred Stock”), pursuant to a Senior Secured Note and Warrant Purchase Agreement, dated June 24, 2005, by and among the Company and certain of the Investors (the “Note and Warrant Purchase Agreement”).

B. The Company and certain of the Investors have previously entered into an Amended and Restated Investor Rights Agreement dated February 18, 2004 (the “Prior Agreement”) in connection with the sale by the Company of the Company’s Series B Preferred Stock and Series B Prime (“Series B/P”) Preferred Stock.

C. In connection with the purchase and sale of the Series BB Warrants pursuant to the Note and Warrant Purchase Agreement, the Company and Investors desire (i) to provide for certain rights of the Investors and (ii) to supersede and replace the Prior Agreement with this Agreement.

NOW, THEREFORE, THE PARTIES AGREE AS FOLLOWS:

1. Certain Definitions. As used in this Agreement, the following terms shall have the following respective meanings:

1.1 “Affiliate” shall mean, with respect to any Person, a Person directly or indirectly controlling, controlled by, or under common control with, such Person provided, however, that, except for purposes of Section 14.2, no Series BB Holder shall be considered an Affiliate of any other Person except to the extent, and only to the extent, that such Series BB Holder holds Convertible Securities (or shares of Common Stock issued upon conversion thereof) other than Series BB Preferred Stock (or shares of Common Stock issued upon conversion thereof).

1.2 “Change of Control” means (i) a sale of all or substantially all of the assets of the Company to a Person that is neither an Initial B/P Holder nor an Affiliate of an Initial B/P Holder, or to a Group that does not include an Initial B/P Holder or an Affiliate of an Initial B/P Holder, or a sale of all or substantially all of the assets of the Company to a Person in which the stockholders of the Company immediately prior to such transaction do not control more than 50% of the voting power immediately following the transaction; (ii) a transaction or series of related transactions by the Company (other than transaction(s) determined by the Board of Directors to be primarily for cash financing purposes) or by any stockholder or stockholders of the Company resulting in more than 50% of the voting power of the Company being held by a Person that is neither an Initial B/P Holder nor an Affiliate of an Initial B/P Holder, or by a Group that does not include an Initial B/P Holder or an Affiliate of an Initial B/P Holder; (iii) a merger or consolidation of the Company with or into a Person that is neither an Initial B/P Holder nor an Affiliate of an Initial B/P Holder, or with or into a Group that does not include an Initial B/P Holder or an Affiliate of an Initial B/P Holder, if and only if, after such merger or consolidation, directors of the Company immediately prior to such merger or consolidation do not constitute a majority of the directors of the surviving entity or its parent.

1.3 “Commission” shall mean the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act.

1.4 “Control” shall have the meaning given such term under Rule 405 of the Securities Act of 1933, as amended (the “Securities Act”).

1.5 “Convertible Securities” shall mean the shares of Series A Preferred Stock, Series B Preferred Stock, Series B/P Preferred Stock and Series BB Preferred Stock held from time to time by the Investors and their permitted assigns.

1.6 “Defaulting Investor” shall have the meaning given to such term in the Stock Purchase Agreement, dated January 27, 2004 between the Company and certain Investors (as the same may be amended from time to time in accordance with the terms thereof, the “Purchase Agreement”).

1.7 “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

1.8 “Form S-1” shall mean Form S-1 issued by the Commission or any comparable or successor form or forms then in effect.

1.9 “Form S-3” shall mean Form S-3 issued by the Commission or any comparable or successor form or forms then in effect.

1.10 “Group” means two or more Persons acting together as a partnership, limited partnership, syndicate or other group for the purpose of acquiring, holding or disposing of or voting securities of the Company.

1.11 “Holder” shall mean any holder of outstanding Registrable Securities which have not been sold to the public, but only if such holder is one of the Investors or an assignee or transferee of registration rights as permitted by Section 14.

1.12 “Initial B/P Holder” shall mean a Person that holds any shares of Series B/P Preferred as of the date the first share of Series B/P Preferred is issued.

1.13 “KKR” shall mean Kohlberg Kravis Roberts & Co., L.P. and its Affiliates.

1.14 “Managers” shall mean Samuel R. Saks, Bruce C. Cozadd, Robert M. Myers, Matthew K. Fust, Carol A. Gamble and Janne L.T. Wissel.

1.15 “Material Adverse Event” shall mean any change, event or effect that is materially adverse to the general affairs, business, operations, assets, prospects, condition (financial or otherwise) or results of operations of the Company and its subsidiaries taken as a whole.

1.16 “New Securities” shall mean any capital stock of the Company, whether authorized or not, and any rights, options, or warrants to purchase said capital stock, any securities or instruments containing equity-like features (including without limitation stock appreciation rights and phantom stock), and securities of any type whatsoever that are, or may become, convertible into or exercisable for said capital stock; provided, however, that “New Securities” does not include (a) the Convertible Securities outstanding as of the date hereof or issued or issuable pursuant to the Purchase Agreement or the Company’s Common Stock issuable upon conversion of the Convertible Securities or the Company’s Series B Preferred Stock issuable upon conversion of the Series B/P Preferred Stock; (b) Common Stock or options to purchase Common Stock issued to the Company’s officers, directors, employees, consultants, and advisors pursuant to a stock option plan of the Company or other agreement or arrangement approved by the Company’s Board of Directors; (c) securities issued as a dividend or distribution with respect to the Convertible Securities; (d) securities issued in connection with equipment leasing, real estate, bank financing or similar transactions approved by the Company’s Board of Directors; (e) securities issued pursuant to the acquisition of a product or technology, the acquisition of another corporation or entity by consolidation, corporate reorganization, or merger, or purchase of all or substantially all of the assets or capital stock of such corporation or entity, each as approved by the Company’s Board of Directors; (f) securities issued in connection with the exercise of warrants, notes or other rights to acquire securities of the Company (excluding the options described in subsection (b) of this Section 1.16) approved by the Board of Directors; (g) securities issued without consideration pursuant to stock dividends, subdivisions, recapitalizations, stock splits or other similar transactions approved by the Company’s Board of Directors; (h) non-convertible debt securities issued in connection with the Banc of America Debt (as defined in the Purchase Agreement); and (i) any other securities issued with the approval of the Company’s Board of Directors in connection with the settlement of any suit, action, claim, proceeding or investigation to which the Company is a party.

1.17 “Person” means an individual, partnership, corporation, limited liability company, limited partnership, business trust, joint stock company, trust, unincorporated association, joint venture, governmental authority or other entity of whatever nature.

1.18 The term “Preferred Stock” shall mean the Series A Preferred Stock, Series B Preferred Stock, Series B/P Preferred Stock and Series BB Preferred Stock of the Company.

1.19 The terms “Register”, “Registered”, and “Registration” refer to a registration effected by preparing and filing a registration statement on Form S-1, S-2 or S-3 in compliance with the Securities Act (“Registration Statement”), and the declaration or ordering of the effectiveness of such Registration Statement.

1.20 “Registrable Securities” shall mean (i) any Common Stock now owned or hereafter acquired by a Manager, (ii) the Common Stock issued or issuable upon conversion of the Convertible Securities, and (iii) any Common Stock issued (or issuable upon conversion or exercise of any warrant, right or other security which is issued) upon stock dividends, subdivisions, stock splits, recapitalization, merger or other distributions with respect to, or in exchange for, or in replacement of, such securities identified in clauses (i) and (ii) and this clause (iii), excluding, however, (iv) any Registrable Securities previously sold to the public and (v) any Registrable Securities sold by a person in a transaction in which its rights under this Agreement are not assigned.

1.21 “Registration Expenses” shall mean (a) all expenses incurred by the Company or its subsidiaries in complying with Sections 5, 6 or 7 of this Agreement, including, without limitation, all federal and state registration, qualification, and filing fees, printing expenses, fees and disbursements of counsel for the Company, blue sky fees and expenses, and the expense of any regular or special audits incident to or required by any such registration, and (b) the expenses of one special counsel for all Holders (if different from counsel to the Company) up to $45,000 and one special counsel for all Managers (if different from counsel to the Company) up to $45,000.

1.22 “Securities Act” shall mean the Securities Act of 1933, as amended, or any similar federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

1.23 “Selling Expenses” shall mean all underwriting discounts and selling commissions applicable to the sale of Registrable Securities pursuant to this Agreement, and all fees and disbursements of counsel to the Holders and the Managers that are not included in Registration Expenses.

1.24 “Series BB Holder” means a holder of Series BB Warrants or Series BB Preferred Stock (or shares of Common Stock issued upon conversion thereof).

1.25 “Trigger Persons” shall mean Samuel Saks and Bruce Cozadd.

2. Financial Statements and Reports to Stockholders.

2.1 Annual and Quarterly Statements. For so long as an Investor and its Affiliates hold at least 500,000 shares of Convertible Securities or Common Stock issued upon conversion thereof (as adjusted for combinations, consolidations, subdivisions, stock splits and the like with respect to such shares), the Company shall deliver to such Investor:

(a) as soon as practicable after the end of each fiscal year of the Company and in any event within 90 days thereafter, a consolidated balance sheet of the Company as of the end of such year and consolidated statements of income, stockholders’ equity and cash flow for such year, which year-end financial reports shall be in reasonable detail and, prepared in accordance with generally accepted accounting principles and, commencing with the year-end financial reports for 2004, shall be audited and certified by an independent public accounting firm of nationally recognized standing selected by the Company; and

(b) as soon as practicable after the end of each quarter of any fiscal year, and in any event within 45 days thereafter, a consolidated balance sheet of the Company as of the end of each such quarter, and a consolidated statement of income and a consolidated statement of cash flows of the Company for such quarter and for the current fiscal year to date, prepared in accordance with generally accepted accounting principles (except for required footnotes and year-end adjustments).

2.2 Monthly Statements; Annual Budget. For so long as an Investor and its Affiliates hold at least 1% of the outstanding shares of Convertible Securities (including, for purposes of calculating the numerator and denominator, Common Stock issued upon conversion thereof), the Company will deliver to such Investor:

(a) within 30 days of the end of each month, a consolidated balance sheet of the Company as of the end of each such month, and a consolidated statement of income and a consolidated statement of cash flows of the Company for such month and for the current fiscal year to date; and

(b) by the beginning of the Company’s fiscal year, an operating budget and plan (the “Plan”) respecting the next fiscal year.

2.3 Inspection. The Company shall permit each Investor that together with its Affiliates holds at least 500,000 shares of Convertible Securities (including Common Stock issued upon conversion thereof, and as adjusted for combinations, consolidations, subdivisions, stock splits and the like with respect to any such shares), at such Investor’s expense, to visit and inspect the Company’s properties, to examine its books of account and records and to discuss the Company’s affairs, finances, and accounts with its officers, all at such reasonable times as may be requested by each such Investor; provided, however, that the Company shall not be obligated pursuant to this Section 2.3 to provide any information which it reasonably considers to be a trade secret or confidential information.

2.4 Confidentiality. Each Investor agrees that it will keep confidential and will not use (except in connection with the evaluation or monitoring of its investment or its representative’s service on the Board of Directors of the Company), disclose or divulge for a period of three years after receipt any information regarding the Company and its business which such Investor may obtain from the Company pursuant to this Section 2, and which the Company has marked or otherwise specifically identified to the Investor as being confidential either orally or in writing, unless such information is known, or until such information becomes known, to the public through no fault of such Investor or its agents, or unless the Board of Directors, Chief Executive Officer, President or General Counsel of the Company gives his or her written consent to the Investor’s release of such information, except that no such written consent shall be required (and the Investor shall be free to release such information) if such information is to be provided to the Investor’s counsel or accountant, or to an officer, director, general partner, limited partner, stockholder, investment counselor or advisor of an Investor or such Investor’s Affiliate, or employee of an Investor or such Investor’s Affiliate with a need to know such information; provided that any such counsel, accountant, officer, director, general partner, limited partner, stockholder, investment counselor or advisor, or employee is subject to confidentiality obligations no less restrictive in any material respects than the provisions of this Section 2.4. Notwithstanding the foregoing, this Section 2.4 shall not apply (a) to information which an Investor learns from a third party with the right to make such disclosure, provided such Investor complies with the restrictions imposed by the third party, (b) to information which is in an Investor’s possession prior to the time of disclosure by the Company and not acquired by such Investor under a confidentiality obligation, (c) to the extent (after requesting and pursuing confidential treatment to the extent reasonably possible) an Investor is required to disclose such information by law or a governmental regulatory authority, (d) to the extent (after requesting and pursuing confidential treatment to the extent reasonably possible) an Investor is required to disclose such information by court order, (e) to general and summary information disclosed to an Investor’s or such Investor’s Affiliates’ general partners, limited partners, members, and/or stockholders in such Investor’s or such Affiliates’ periodic reporting to such parties or to an Investor’s or such Investor’s Affiliates’ prospective investors in such Investor’s or such Affiliates’ marketing activities, in a manner consistent with the custom and practice of the private venture capital and/or private equity industries, provided that such Investor or such Affiliate advise such parties that the information disclosed is confidential, and provided further that the information disclosed does not include any proprietary information of the Company, and (f) to an Investor’s disclosure of the fact that such Investor has made an investment in the Company, the amount and general nature thereof, the identity of such Investor’s co-investors in the Company if previously disclosed by the Company or such co-investor, and to such Investor’s disclosure of the general business and goals of the Company.

3. Right of First Refusal.

3.1 Right of First Refusal on New Securities. The Company hereby grants to each Investor owning Convertible Securities (or Common Stock issued upon conversion thereof) the right of first refusal to purchase up to its Pro Rata Share (as defined below) of New Securities which the Company may, from time to time, propose to issue. Such Investors may purchase said New Securities on the same terms and at the same price at which the Company proposes to sell the New Securities. The “Pro Rata Share” of each Investor, for purposes of this right of first refusal, is the ratio of (i) the total number of shares of Common Stock issued or issuable upon conversion of outstanding Convertible Securities held by such Investor to (ii) the total number of shares of Common Stock (including any shares of Common Stock into which outstanding shares of the Convertible Securities are convertible) and Common Stock issuable pursuant to warrants, rights or options outstanding immediately prior to the issuance of the New Securities.

3.2 Notice. In the event the Company proposes to undertake an issuance of New Securities, it shall give to each eligible Investor notice (the “Notice”) of its intention, describing the type of New Securities, the price, the terms upon which the Company proposes to issue the same, the number of shares which such Investor is entitled to purchase pursuant to Section 3.1, and a statement that each Investor shall have 15 business days to respond to such Notice. Each such Investor shall have 15 business days from the date of receipt of the Notice to agree to purchase any or all of its Pro Rata Share of the New Securities for the price and upon the terms specified in the Notice by giving notice to the Company and stating therein the number of New Securities it wishes to purchase, including, if so desired, any over-allotment of New Securities it wishes to purchase in the event any other Investor elects to purchase less than its full Pro Rata Share, and forwarding payment for the number of New Securities (up to its Pro Rata Share) it has elected to purchase. In the event any such Investor elects to purchase less than its full Pro Rata Share of New Securities, the remaining balance of New Securities shall be allotted and sold to those Investors who have exercised their options to purchase their full Pro Rata Share within the 15 business day period specified in this Section 3.2 and have indicated in their notices to the Company that they desire to purchase overalloted New Securities. If there are two or more such Investors that elect to purchase a total number of New Securities in excess of the number available, the remaining balance of New Securities shall be allocated to such Investors on a pro rata basis based on the total number of shares of Common Stock issued or issuable upon conversion of Convertible Securities held by such Investors electing to purchase an amount of New Securities in excess of their Pro Rata Share. Upon notice from the Company to Investors who elected to purchase additional New Securities that additional New Securities were allotted to such Investors, such Investors shall forward payment for the New Securities allotted to them within 15 business days of the Company’s request for payment.

3.3 Sale of New Securities. In the event an Investor fails to exercise in full its right of first refusal within the period of time specified in Section 3.2 or the eligible Investors do not exercise their right of first refusal with respect to all of the New Securities to be sold as specified in the Notice, the Company shall have 120 days thereafter to sell or enter into an agreement (pursuant to which the sale of New Securities covered thereby shall be closed, if at all, within 60 days after the date of such agreement) to sell the New Securities respecting which such Investor’s rights were not exercised, at a price and upon terms no more favorable to the purchaser thereof than specified in the Notice. In the event the Company has not sold or entered into an agreement to sell the New Securities within such 120 day period (or sold and issued New Securities within 60 days from the date of the agreement), the Company shall not thereafter issue or sell any New Securities without first offering such securities to such Investor in the manner provided above.

3.4 Waiver of Right of First Refusal. The right of first refusal granted under this Section 3 may be waived with respect to any particular sale of New Securities as to all eligible Investors by the Investors (excluding Defaulting Investors) holding at least 60% of the Convertible Securities purchased by the Investors (excluding Defaulting Investors) (or an equivalent number of shares consisting of Registrable Securities issued upon conversion of the Convertible Securities or a combination of such Registrable Securities and such Convertible Securities). Any such waiver shall not apply to any subsequent sale of New Securities.

4. Termination of Covenants. The covenants of the Company set forth in Sections 2.1, 2.2, 2.3 and 3 shall terminate and be of no further force or effect with respect to all Investors upon the earliest to occur of (a) immediately prior to the closing of a firm commitment underwritten public offering pursuant to an effective registration statement under the Securities Act, covering the offer and sale of the Company’s Common Stock to the public, (b) such time as the Company has a class of equity securities registered under the Exchange Act, and (c) a Change of Control, and such covenants shall terminate as to any Investor as of the date such Investor no longer holds any shares of Registrable Securities.

5. Demand for Initial Public Offering. Subject to the terms of this Agreement, in the event that (i) the Company has not consummated an initial public offering pursuant to an effective Registration statement under the Securities Act of 1933 covering the offer and sale of Common Stock for the account of the Company to the public by the fifth anniversary of the date on which the first share of Series B Preferred Stock was sold by the Company (the “Fifth Anniversary”), (ii) the Company receives after the Fifth Anniversary from Managers holding a majority of Registrable Securities and Convertible Securities then held by all Managers a notice requesting that the Company effect a Registration with respect to shares of Common Stock of the Company on Form S-1, and (iii) such notice is approved by (A) if both Trigger Persons are then employed by the Company, both Trigger Persons, or (B) if only one of the Trigger Persons is then employed by the Company, the Trigger Person who is then employed by the Company, or (C) if neither Trigger Person is then employed by the Company, the then current Chief Executive Officer of the Company, then the Company shall as soon as practicable, and in any event, within 90 days from receipt of such notice, use its reasonable best efforts to effect a primary Registration of shares of Common Stock of the Company, provided that the anticipated aggregate price to the public of the shares covered by such Registration would not be less than $60,000,000 (before deduction for underwriters commissions and expenses) and the anticipated per share price of such shares would be not less than $4.09 per share (appropriately adjusted for combinations, consolidations, subdivisions, recapitalizations, stock splits or other similar transaction). The Company shall select the underwriter for the offering, subject to the approval of Managers holding a majority of the Registrable Securities then held by those Managers requesting the Registration under this Section 5.

6. Other Demand Registrations.

6.1 Requests for Registration on Form Other Than Form S-3.

(a) Subject to the terms of this Agreement, in the event that the Company shall receive from a Holder or Holders (not including any Managers) of at least 40% of the Registrable Securities (or a lesser percentage of such shares if the anticipated aggregate price to the public of such shares, net of Selling Expenses, would not be less than $25,000,000) at any time after six months after the effective date of the Registration Statement with respect to the Company’s initial public offering of shares of Common Stock, a notice requesting that the Company effect any Registration with respect to at least 20% of the then outstanding shares of Registrable Securities (or a lesser percentage of such shares if the anticipated aggregate price to the public of such shares, net of Selling Expenses, would not be less than $25,000,000) on a form other than Form S-3, the Company shall (i) promptly give notice of the proposed Registration to all other Holders and (ii) as soon as practicable, and in any event, within 90 days from receipt of notice from the Holders requesting Registration, use reasonable best efforts to effect Registration of the Registrable Securities specified in such request, together with any Registrable Securities of any Holder joining in such request as are specified in a notice given within 20 days after notice from the Company. So long as the Company is a registrant qualified to use Form S-3, the Company shall not be obligated to take any action to effect any such registration pursuant to this Section 6.1(a) after the Company has effected one such Registration pursuant to this Section 6.1(a) and such Registration has been declared effective; provided, however, that the demand registration under this Section 6.1(a) shall be in addition to the demand registration provided for under Section 6.1(b).

(b) Subject to the terms of this Agreement, in the event that the Company shall receive from a Holder who originally committed to purchase (and did not default in any purchase) at least 50,000,000 shares of Series B Preferred Stock and/or Series B/P Preferred Stock (appropriately adjusted for combinations, consolidations, subdivisions, recapitalizations, stock splits and the like with respect to such shares) at any time after six months after the effective date of the Registration Statement with respect to the Company’s initial public offering of shares of Common Stock, a notice requesting that the Company effect any Registration with respect to at least 20% of the then outstanding shares of Registrable Securities (or a lesser percentage of such shares if the anticipated aggregate price to the public of such shares, net of Selling Expenses, would not be less than $25,000,000) on a form other than Form S-3, the Company shall (i) promptly give notice of the proposed Registration to all other Holders and (ii) as soon as practicable, and in any event, within 90 days from receipt of notice from the Holder requesting Registration, use reasonable best efforts to effect Registration of the Registrable Securities specified in such request, together with any Registrable Securities of any Holder joining in such request as are specified in a notice given within 20 days after notice from the Company. So long as the Company is a registrant qualified to use Form S-3, the Company shall not be obligated to take any action to effect any such registration pursuant to this Section 6.1(b) after the Company has effected one such Registration pursuant to this Section 6.1(b) and such Registration has been declared effective; provided, however, that the demand registration under this Section 6.1(b) shall be in addition to the demand registration provided for under Section 6.1(a).

(c) Notwithstanding anything to the contrary in Sections 6.1(a) and 6.1(b), the right of Managers to participate in demand registrations shall be limited as follows: No Manager may sell a number of shares in a registered offering under Section 6.1(a) or 6.1(b) that exceeds X; where X equals the number of Registrable Securities held by such Manager times the greater of Y or Z; Y equals the number of shares requested to be sold by KKR divided by the total number of shares of Registrable Securities held by KKR; and Z equals the number of shares requested to be sold by all Holders (other than Managers) divided by the total number of shares of Registrable Securities (including for this purpose shares that would be Registrable Securities but for clause (v) of Section 1.20) held by such Holders (other than Managers). This paragraph (c) shall terminate and be of no force and effect from such time, if any, as KKR ceases to own either Convertible Securities or Registrable Securities.

6.2 Request for Registration on Form S-3.

(a) If a Holder or Holders (not including any Managers) of at least 20% of the outstanding shares of Registrable Securities requests that the Company file a Registration Statement on Form S-3 for an offering of shares of Registrable Securities, the anticipated aggregate price to the public of which, net of Selling Expenses, would not be less than $25,000,000, and the Company is a registrant qualified to use Form S-3, the Company shall (i) promptly give notice of the proposed Registration to all other Holders and (ii) as soon as practicable, use reasonable best efforts to effect a Registration of the Registrable Securities on such form, together with the Registrable Securities of any Holder joining in such request as are specified in a notice given within 20 days after notice from the Company; provided, however, that the Company shall not be required to effect more than two Registrations pursuant to Section 6.2 in any 12 month period. All of the provisions of Section 6.5 shall be applicable to each Registration initiated under this Section 6.2.

(b) For each $40,000,000 in original issue price of Registrable Securities purchased by a Holder (a “Principal Holder”), such Principal Holder may request that the Company file a Registration Statement on Form S-3 for an offering of shares of Registrable Securities, and provided that the anticipated aggregate price to the public of such shares, net of Selling Expenses, would not be less than $25,000,000 and the Company is a registrant qualified to use Form S-3, the Company shall (i) promptly give notice of the proposed Registration to all other Holders and (ii) as soon as practicable, use reasonable best efforts to effect a Registration of the Registrable Securities on such form, together with the Registrable Securities of any Holder joining in such request as are specified in a notice given within 20 days after notice from the Company; provided, however, that the Company shall not be required to effect more than two Registrations pursuant to Section 6.2 in any 12 month period. A Principal Holder shall have the right to demand one Registration under this Section 6.2(b) for each $40,000,000 in original issue price of Registrable Securities purchased by such Holder. All of the provisions of Section 6.5 shall be applicable to each Registration initiated under this Section 6.2.

(c) Notwithstanding anything to the contrary in Sections 6.2(a) and 6.2(b), the right of Managers to participate in demand registrations shall be limited as follows: No Manager may sell a number of shares in a registered offering under Section 6.2(a) or 6.2(b) that exceeds X; where X equals the number of Registrable Securities held by such Manager times the greater of Y or Z; Y equals the number of shares requested to be sold by KKR divided by the total number of shares of Registrable Securities held by KKR; and Z equals the number of shares requested to be sold by all Holders (other than Managers) divided by the total number of shares of Registrable Securities (including for this purpose shares that would be Registrable Securities but for clause (v) of Section 1.20) held by all Holders (other than Managers). This paragraph (c) shall terminate and be of no force and effect from such time, if any, as KKR ceases to own Convertible Securities or Registrable Securities.

6.3 Right of Deferral.

(a) Notwithstanding the foregoing, the Company shall not be obligated to file a Registration Statement pursuant to Section 6:

(i) if the Company, within ten days of the receipt of the request from Holders, gives notice of its bona fide intention to effect the filing of a Registration Statement with the Commission subject to Section 7 hereof within 60 days of receipt of such request (other than to a Registration of securities in a Rule 145 transaction or with respect to an employee benefit plan), provided that the Company is actively employing all reasonable best efforts to cause such Registration Statement to become effective;

(ii) within 120 days immediately following the effective date of any Registration Statement pertaining to the securities of the Company (other than a registration of securities in a Rule 145 transaction or with respect to an employee benefit plan); or

(b) Notwithstanding the foregoing, the Company shall not be obligated to file a Registration Statement pursuant to Section 5 or 6 if the Company shall furnish to the requesting Holders a certificate signed by the Chief Executive Officer of the Company stating that in the good faith judgment of the Board of Directors it would be seriously detrimental to the Company or its stockholders for a Registration Statement to be filed in the near future, then the Company’s obligation to use all reasonable best efforts to file a Registration Statement shall be deferred for a period not to exceed (i) six months with respect to a demand pursuant to Section 5, and (ii) 120 days with respect to a demand pursuant to Section 6, from the receipt of the request to file such registration by such Holders; provided, however, that the Company shall not exercise the deferral rights contained in these Sections 6.3(a)(i) and 6.3(b) more than once in any 12-month period.

6.4 Registration of Other Securities in Demand Registration. Any Registration Statement filed pursuant to the request of the Holders under this Section 6 may, subject to the provisions of Section 6.5, include securities of the Company other than Registrable Securities.

6.5 Underwriting in Demand Registration.

(a) Notice of Underwriting. If the Holders intend to distribute the Registrable Securities covered by their request made pursuant to this Section 6 by means of an underwriting, they shall so advise the Company as a part of their request, and the Company shall include such information in the notice referred to in Sections 6.1 and 6.2.

The right of any Holder to Registration pursuant to Section 6 shall be conditioned upon such Holder’s agreement to participate in such underwriting and the inclusion of such Holder’s eligible Registrable Securities in the underwriting.

(b) Selection of Underwriter in Demand Registration. If a Registration requested pursuant to Section 6.1 or 6.2 is to be underwritten, the Company shall (together with all Holders proposing to distribute their securities through such underwriting) enter into an underwriting agreement and related agreements with the representative (“Underwriter’s Representative”) of the underwriter or underwriters selected for such underwriting by the Holders of a majority of the Registrable Securities being registered by the Holders and reasonably acceptable to the Company.

(c) Marketing Limitation in Demand Registration. If the Underwriter’s Representative advises the Holders in writing that market factors (including, without limitation, the aggregate number of shares of Common Stock requested to be Registered, the general condition of the market, and the status of the persons proposing to sell securities pursuant to the Registration) require a limitation of the number of shares to be underwritten, then the number of shares of Registrable Securities that may be included in the Registration and underwriting shall be allocated among all Holders in proportion, as nearly as practicable, to the respective amounts of Registrable Securities held by such Holders at the time of filing the Registration Statement. No Registrable Securities or other securities excluded from the underwriting by reason of this Section 6.5(c) shall be included in such Registration Statement.

(d) Right of Withdrawal in Demand Registration. If any Holder of Registrable Securities disapproves of the terms of the underwriting, such person may elect to withdraw therefrom by notice to the Company, the Underwriter’s Representative and the Holders requesting Registration delivered at least ten days prior to the effective date of the Registration Statement. The securities so withdrawn shall also be withdrawn from the Registration Statement.

7. Piggyback Registration.

7.1 Notice of Piggyback Registration and Inclusion of Registrable Securities; Special Limitation for Managers.

(a) Subject to the terms of this Agreement, if the Company decides to Register any of its Common Stock on a form that would be suitable for a registration of Registrable Securities, whether pursuant to a demand registration contemplated by this Agreement or otherwise, the Company will: (i) promptly give each Holder notice thereof (which shall include a list of the jurisdictions in which the Company intends to attempt to qualify such securities under the applicable Blue Sky or other state securities laws) and (ii) subject to Section 7.2, include in such Registration (and any related qualification under Blue Sky laws or other compliance), and in any underwriting involved therein, all the Registrable Securities specified in a notice delivered to the Company by any Holder within 20 days after delivery of such notice from the Company.

(b) Notwithstanding anything to the contrary in Section 7.1(a), the right of Managers to participate in demand registrations shall be limited as follows: No Manager may sell a number of shares in a registered offering under Section 7.1 that exceeds X; where X equals the number of Registrable Securities held by such Manager times the greater of Y or Z; Y equals the number of shares requested to be sold by KKR divided by the total number of shares of Registrable Securities held by KKR; and Z equals the number of shares requested to be sold by all Holders (other than Managers) divided by the total number of shares of Registrable Securities (including for this purpose shares that would be Registrable Securities but for clause (v) of Section 1.20) held by all Holders (other than the Managers). This paragraph (c) shall terminate and be of no force and effect from such time, if any, as KKR ceases to own Convertible Securities or Registrable Securities.

7.2 Underwriting in Piggyback Registration.

(a) Notice of Underwriting in Piggyback Registration. If the Registration of which the Company gives notice is for a Registered public offering involving an underwriting, the Company shall so advise the Holders as a part of the notice given pursuant to Section 7.1. In such event, the right of any Holder to Registration shall be conditioned upon such underwriting and the inclusion of such Registrable Securities in such underwriting to the extent provided in this Section 7. All Holders proposing to distribute their securities through such underwriting shall (together with the Company) enter into an underwriting agreement and related agreements with the Underwriter’s Representative for such offering. The Holders shall have no right to participate in the selection of the underwriters for an offering pursuant to this Section 7.

(b) Marketing Limitation in Piggyback Registration. If the Underwriter’s Representative advises the Holders seeking registration of Registrable Securities pursuant to this Section 7 in writing that market factors (including, without limitation, the aggregate number of shares of Common Stock requested to be Registered, the general condition of the market, and the status of the persons proposing to sell securities pursuant to the Registration) require a limitation of the number of shares to be underwritten, the Underwriter’s Representative (subject to the allocation priority set forth in Section 7.2(c)) may:

(i) in the case of the Company’s initial Registered public offering, exclude some or all of the Registrable Securities from such registration and underwriting; and

(ii) in the case of any Registered public offering subsequent to the initial public offering, limit the number of shares of Registrable Securities to be included in such Registration and underwriting to not less than 30% of the securities included in such Registration.

(c) Allocation of Shares in Piggyback Registration. If the Underwriter’s Representative limits the number of shares to be included in a Registration pursuant to Section 7.2(b), the number of shares to be included in such Registration shall be allocated among all Holders, in proportion, as nearly as practicable, to the respective amounts of Registrable Securities which such Holders hold at the time of filing the Registration Statement. No Registrable Securities or other securities excluded from the underwriting by reason of this Section 7.2(c) shall be included in the Registration Statement.

(d) Withdrawal in Piggyback Registration. If any Holder disapproves of the terms of any such underwriting, such person may elect to withdraw therefrom by notice to the Company and the Underwriter’s Representative delivered at least ten days prior to the effective date of the Registration Statement. Any Registrable Securities or other securities excluded or withdrawn from such underwriting shall be withdrawn from such Registration.

8. Expenses of Registration. All Registration Expenses incurred in connection with Registrations pursuant to Section 5, 6.1, 6.2 and 7, shall be borne by the Company. All Registration Expenses incurred in connection with any other Registration, qualification, or compliance, shall be apportioned among the Company and the Holders of the securities so registered on the basis of the number of shares so registered. Notwithstanding the above, the Company shall not be required to pay for any expenses of any Registration proceeding begun pursuant to Section 6 if the Registration request is subsequently withdrawn at the request of the Holders of a majority of the Registrable Securities to be registered (which Holders shall bear such expenses), unless the Holders of a majority of the Registrable Securities agree to forfeit their right to one Registration pursuant to Section 6; provided, however, that if at the time of such withdrawal, the Holders have learned of a Material Adverse Event not known to the Holders at the time of their request, then the Holders shall not be required to pay any of such expenses and shall retain their rights pursuant to Section 6. All Selling Expenses shall be borne by the holders of the securities Registered pro rata on the basis of the number of shares Registered.

9. Termination of Registration Rights. The rights to cause the Company to register securities granted under Sections 6 and 7 of this Agreement and to receive notices pursuant to Section 7 of this Agreement shall terminate, with respect to each Holder, on the earlier of (i) the twelfth anniversary of the date that the first share of Series B Preferred Stock is sold and issued by the Company, and (ii) with respect to each Holder if such Holder is eligible to sell all of such Holder’s Registrable Securities under Rule 144 of the Securities Act (excluding Rule 144(k) thereunder) within any three month period without volume limitations.

10. Registration Procedures and Obligations. Whenever required under this Agreement to effect any Registration of securities, the Company shall, as expeditiously as reasonably possible:

(a) Prepare and file with the Commission a Registration Statement with respect to such securities and use its reasonable best efforts to cause such Registration Statement to become effective, and, in the case of a Registration pursuant to Section 6 or Section 7, upon the request of the sellers of a majority of the Registrable Securities registered thereunder, keep such Registration Statement effective for up to two years.

(b) Furnish to each seller of Registrable Securities a copy of any information contained in the Registration Statement about such seller for the purpose of allowing the seller to verify the information.

(c) Prepare and file as expeditiously as reasonably practicable with the Commission such amendments and supplements to such Registration Statement and the prospectus used in connection with such Registration Statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such Registration Statement.

(d) Furnish to the sellers of Registrable Securities such numbers of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them.

(e) Use its reasonable best efforts to register and qualify the Registrable Securities covered by such Registration Statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the sellers of Registrable Securities, provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business in any jurisdiction where it is not so qualified or to file a general consent to service of process in any such states or jurisdictions, and provided further that in the event any jurisdiction in which the securities shall be qualified imposes a non-waivable requirement that expenses incurred in connection with the qualification of the securities be borne by selling stockholders, such expenses shall be payable pro rata by selling stockholders.

(f) In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement and related agreements, in usual and customary form, with the managing underwriter of such offering. Each seller of Registrable Securities participating in such underwriting shall also enter into and perform its obligations under such an agreement and related agreements.

(g) Promptly notify each seller of Registrable Securities covered by such Registration Statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

(h) Provide a transfer agent and registrar for all securities registered pursuant to such Registration Statement and a CUSIP number for all such securities, in each case not later than the effective date of such registration.

(i) Furnish, at the request of any Holder requesting Registration of Registrable Securities pursuant to this Agreement, on the date that such Registrable Securities are delivered for sale in connection with a Registration pursuant to this Agreement, (i) an opinion, dated such date, of the counsel representing the Company for the purposes of such Registration, in form and substance as is customarily given to underwriters (with an information copy provided to each Holder selling Registrable Securities) in an underwritten public offering, and (ii) a letter dated such date, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, addressed to the underwriters (with an information copy provided to each holder of Registrable Securities).

(j) Use all reasonable best efforts to list the securities covered by such Registration Statement with NASDAQ or any securities exchange on which the Common Stock of the Company is then listed, or NASDAQ or such securities exchange as shall be selected by the Company.

(k) Notify each seller of Registrable Securities under such Registration Statement of (i) the effectiveness of such Registration Statement, (ii) the filing of any post-effective amendments to such Registration Statement, or (iii) the filing of a supplement to such Registration Statement.

(l) Make available for inspection upon reasonable notice during the Company’s regular business hours by each seller of Registrable Securities, any underwriter participating in any distribution pursuant to such Registration Statement, and any attorney, accountant or other agent retained by such seller or underwriter, all material financial and other records, pertinent corporate documents and properties of the Company, and cause the Company’s officers, directors and employees to supply all information reasonably requested by any such seller, underwriter, attorney, accountant or agent in connection with such Registration Statement. Each seller of Registrable Securities agrees to use the same degree of care as such seller uses to protect its own confidential information, but in no event less than reasonable care, to keep confidential any information furnished to it by the Company pursuant to this Subsection 10(l) for a period of 3 years (so long as such information is not in the public domain); provided, however, such seller’s obligation to keep information confidential under this Subsection 10(l) shall not apply (a) to information which such seller learns from a third party with the right to make such disclosure, provided the seller complies with the restrictions imposed by the third party, (b) to information which is in seller’s possession prior to the time of disclosure by the Company and not acquired by seller under a confidentiality obligation, (c) to the extent (after requesting and pursuing confidential treatment to the extent reasonably possible) the seller is required to disclose such information by law or a governmental regulatory authority, (d) to the extent (after requesting and pursuing confidential treatment to the extent reasonably possible) seller is required to disclose such information by court order, and (e) to information disclosed to any partner, subsidiary, parent, legal counsel or advisor of such seller for the purpose of evaluating or monitoring its investment in the Company. Notwithstanding anything herein to the contrary, any party to this Agreement (and any employee, representative, or other agent of any party to this Agreement) may disclose to any and all persons, without limitation of any kind, the tax treatment and tax structure of the transactions contemplated by this Agreement and all materials of any kind (including opinions or other tax analyses) that are provided to it relating to such tax treatment and tax structure.

(m) Cause the senior executive officers of the Company to participate in the customary “road show” presentations that may be reasonably requested by the Holders or the managing underwriter in any underwritten offering and otherwise to facilitate, cooperate with, and participate in each underwritten offering.

(n) Cooperate with each seller of Registrable Securities and each underwriter or agent, if any, participating in the disposition of such Registrable Securities and their respective counsel in connection with any filings required to be made with the National Association of Securities Dealers, Inc.

11. Information Furnished by Holder. It shall be a condition precedent of the Company’s obligations under Sections 6 and 7 of this Agreement that each Holder holding Registrable Securities included in any Registration furnish to the Company such information regarding such Holder and the distribution proposed by such Holder(s) as the Company may reasonably request.

12. Indemnification.

12.1 Company’s Indemnification of Holders. To the extent permitted by law, the Company will indemnify and hold harmless each Holder, each of its officers, directors, and constituent partners and members, legal counsel for the Holders, and each person controlling such Holder, with respect to which Registration, qualification, or compliance of Registrable Securities has been effected pursuant to this Agreement, and each underwriter, if any, and each person who controls any underwriter against all claims, losses, damages, liabilities, or actions in respect thereof (collectively, “Damages”) to the extent such Damages arise out of or are based upon any untrue statement (or alleged untrue statement) of a material fact contained in any prospectus or other document (including any related Registration Statement) incident to any such Registration, qualification, or compliance, or are based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation by the Company of any rule or regulation promulgated under the Securities Act applicable to the Company and relating to action or inaction required of the Company in connection with any such Registration, qualification, or compliance; and the Company will reimburse each such Holder, each such underwriter, and each person who controls any such Holder or underwriter, for any legal and any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability, or action; provided, however, that the indemnity contained in this Section 12.1 shall not apply to amounts paid in settlement of any such Damages if settlement is effected without the consent of the Company (which consent shall not unreasonably be withheld or delayed); and provided, further, that the Company will not be liable (i) in any such case to the extent that any such Damages arise out of or are based upon any untrue statement or omission based upon written information furnished to the Company by such Holder, underwriter, or controlling person and stated to be for use in connection with the offering of securities of the Company or (ii) in the case of a sale directly by a Holder of Registrable Securities (including a sale of such Registrable Securities through any underwriter retained by such Holder engaging in a distribution solely on behalf of such Holder), if such untrue statement or alleged untrue statement or omission or alleged omission was contained in a preliminary prospectus and corrected in a final or amended prospectus, and such Holder failed to deliver a copy of the final or amended prospectus at or prior to the confirmation of the sale of the Registrable Securities to the person asserting any such loss, claim, damage, liability or action in any case in which such delivery is required by the Securities Act.

12.2 Holder’s Indemnification of Company. To the extent permitted by law, each Holder will, if Registrable Securities held by such Holder are included in the securities as to which such Registration, qualification or, compliance is being effected pursuant to this Agreement, indemnify and hold harmless the Company, each of its directors and officers, each legal counsel and independent accountant of the Company, each underwriter, if any, of the Company’s securities covered by such a Registration Statement, each person who controls the Company or such underwriter within the meaning of the Securities Act, and each other seller of Registrable Securities and each of its officers, directors, and constituent partners, and each person controlling such other seller, against all Damages arising out of or based upon any untrue statement (or alleged untrue statement) of a material fact contained in any such Registration Statement, prospectus, offering circular, or other document, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation by such Holder of any rule or regulation promulgated under the Securities Act applicable to such Holder and relating to action or inaction required of such Holder in connection with any such Registration, qualification, or compliance, and will reimburse the Company, such other sellers of Registrable Securities, such directors, officers, partners, persons, law and accounting firms, underwriters or control persons for any legal and any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability, or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such Registration Statement, prospectus, offering circular, or other document in reliance upon and in conformity with written information furnished to the Company by such Holder and stated to be specifically for use in connection with the offering of securities of the Company, provided, however, that the indemnity contained in this Section 12.2 shall not apply to amounts paid in settlement of any such Damages if settlement is effected without the consent of such Holder (which consent shall not be unreasonably withheld or delayed); and provided, further, that each Holder’s liability under this Section 12.2 shall not exceed such Holder’s net proceeds from the offering of securities made in connection with such Registration.

12.3 Indemnification Procedure. Promptly after receipt by an indemnified party under this Section 12 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under this Section 12, notify the indemnifying party in writing of the commencement thereof and generally summarize such action. The indemnifying party shall have the right to participate in and to assume the defense of such claim; provided, however, that the indemnifying party shall be entitled to select counsel for the defense of such claim with the approval of any parties entitled to indemnification, which approval shall not be unreasonably withheld or delayed; provided further, however, that if either party reasonably determines that there may be a conflict between the position of the Company and the Investors in conducting the defense of such action, suit, or proceeding by reason of recognized claims for indemnity under this Section 12, then counsel for such party shall be entitled to conduct the defense to the extent reasonably determined by such counsel to be necessary to protect the interest of such party. The failure to notify an indemnifying party promptly of the commencement of any such action, if prejudicial to the ability of the indemnifying party to defend such action, shall relieve such indemnifying party, to the extent so prejudiced, of any liability to the indemnified party under this Section 12, but the omission so to notify the indemnifying party will not relieve such party of any liability that such party may have to any indemnified party otherwise than under this Section 12.

12.4 Contribution. If the indemnification provided for in this Section 12 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any Damages referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such Damages in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions that resulted in such Damages as well as any other relevant equitable considerations; provided, however, that in no event shall any contribution by a Holder under this Section 12.4 exceed the net proceeds from the offering received by such Holder, except in the case of willful fraud by such Holder. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission.

12.5 Conflicts. Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control.

12.6 Survival of Obligations. The obligations of the Company and Holders under this Section 12 shall survive the completion of any offering of Registrable Securities in a Registration Statement under this Agreement or otherwise.

13. Limitations on Registration Rights Granted to Other Securities. From and after the date of this Agreement, so long as at least 10,000,000 shares of the Convertible Securities (including shares of Common Stock issued upon conversion thereof and as adjusted for combinations, consolidations, subdivisions, stock splits and the like with respect to such shares) remain issued and outstanding, the Company shall not enter into any agreement with any holder or prospective holder of any securities of the Company providing for the granting to such holder of (a) any Registration rights or (b) any information rights that are superior to or on parity with the information rights granted to the Holders under this Agreement, except that, with the consent of the Holders (excluding Defaulting Investors) holding at least 55% of the Registrable Securities then held by the Holders (excluding Defaulting Investors), additional persons may be added as parties to this Agreement with regard to any or all securities of the Company held by them. Any such additional parties shall execute a counterpart of this Agreement, and upon execution by such additional parties and by the Company, shall be considered a Holder for all purposes of this Agreement and any Common Stock held by them or issued or issuable upon conversion of any securities held by them, and any Common Stock issued (or issuable upon conversion or exercise of any warrant, right or other security which is issued) upon stock dividends, subdivisions, stock splits, recapitalization, merger or other distributions with respect to, or in exchange for, or in replacement of, such securities identified in this clause, excluding, however, any securities previously sold to the public and any securities sold by a person in a transaction in which its rights under this

Agreement are not assigned, shall be considered Registrable Securities. The additional parties and the additional Registrable Securities shall be identified in an amendment to Exhibit A hereto.

14. Transferability.

14.1 Limitations on Transferability. Each Investor covenants that in no event will it dispose of any of the Convertible Securities or Registrable Securities (other than pursuant to Rule 144 promulgated by Commission under the Securities Act (“Rule 144”) or other exemption from registration, or except in connection with an Investor’s exercise of its Registration rights under this Agreement) unless and until (a) the Investor shall have notified the Company of the proposed disposition and shall have furnished the Company with a statement of the circumstances surrounding the proposed disposition, and (b) if reasonably requested by the Company, the Investor shall have furnished the Company with an opinion of counsel reasonably satisfactory in form and substance to the Company and the Company’s counsel to the effect that (x) such disposition will not require registration under the Securities Act and (y) appropriate action necessary for compliance with the Securities Act and any applicable state, local, or foreign law has been taken. Notwithstanding the limitations set forth in the foregoing sentence, if the Investor is a partnership or limited liability company it may transfer the Convertible Securities or Registrable Securities to its constituent partners or members or its Affiliates, or a retired partner or member of such partnership or limited liability company who retires after the date hereof, or to the estate of any such partner or member or retired partner or retired member or transfer by gift, will, or intestate succession to any such partner’s or member’s spouse, domestic partner, lineal descendants or ancestors without the necessity of registration or opinion of counsel if the transferee agrees in writing to be subject to the terms of the Transactional Agreements, as applicable, to the same extent if such transferee were an Investor; provided, however, that Investor hereby covenants not to effect such transfer if such transfer either would invalidate the securities laws exemptions pursuant to which the Convertible Securities or Registrable Securities were originally offered and sold or would itself require registration and/or qualification under the Securities Act or applicable state securities laws. Notwithstanding the foregoing, an Investor who is a Manager shall not dispose of any Convertible Securities or Registrable Securities in contravention of the Transactional Agreements (as defined herein). Each certificate evidencing the Convertible Securities or Registrable Securities transferred as provided above shall bear the appropriate restrictive legend set forth in Section 5.1 of the Purchase Agreement, except that such certificate shall not bear such legend if the transfer was made in compliance with Rule 144 or if the opinion of counsel referred to above is to the further effect that such legend is not required in order to establish compliance with any provisions of the Securities Act.

14.2 Transfer of Rights. The rights to information under Sections 2, the right of first refusal under Section 3 and the right to cause the Company to Register securities granted by the Company to the Holders under Sections 6 and 7 of this Agreement may be assigned by any Investor or its Affiliates to a transferee or assignee of any Convertible Securities or Registrable Securities not sold to the public acquiring the lesser of (a) at least 50% of the Registrable Securities and Convertible Securities then held by such Investor or its Affiliates with respect to the first transfer by such Investor or its Affiliates to a non-Affiliate, 100% of the Registrable Securities and Convertible Securities then held by such Investor or its Affiliates with respect to any subsequent transfer by such Investor or its Affiliates to a non-Affiliate, or 100% of the Registrable Securities and Convertible Securities held by a transferee or assignee of a Holder to a non-Affiliate of such transferee or assignee, and (b) at least 2,000,000 shares (or such lesser number of shares as would be held by an Investor who is not a Defaulting Investor, who has a Total Capital Commitment of $2,727,200 as defined in the Purchase Agreement, and who has not sold any shares acquired under the Purchase Agreement) of the Convertible Securities or Registrable Securities (as adjusted for combinations, consolidations, subdivisions, stock splits and the like with respect to such shares) to a non-Affiliate; provided, however, that (i) the Company must receive notice prior to the time of said transfer, stating the name and address of said transferee or assignee and identifying the securities with respect to which such rights are being assigned, (ii) the Board of Directors must consent to the assignment, which consent shall not be unreasonably withheld, and (iii) such transferee or assignee must agree in writing to be bound by the terms and conditions of this Agreement. Notwithstanding the limitation set forth in the foregoing sentence respecting the minimum number of shares which must be transferred, any Holder which is a corporation, partnership or limited liability company may transfer such Holder’s rights to information under Section 2, right of first refusal under Section 3 and Registration rights under Sections 6 and 7 to such Holder’s Affiliates, as the case may be, without restriction as to the number or percentage of shares acquired by any such Affiliates.

15. Market Standoff. Each Holder hereby agrees that, if so requested by the Company and the Underwriter’s Representative (if any), such Holder shall not sell, make any short sale of, loan, grant any option for the purchase of, or otherwise transfer or dispose of any Registrable Securities or other securities of the Company (“Market Standoff”) without the prior written consent of the Company and the Underwriter’s Representative for such period of time (a) not to exceed 180 days following the effective date of a Registration Statement of the Company filed under the Securities Act in the case of the Company’s initial public offering or (b) commencing with the date the Company provides notice to the Holders of a proposed follow-on offering pursuant to Section 7.1 (including Registrations initiated pursuant to Section 6) and ending 90 days after the effective date of the Registration Statement or, in the event of a shelf registration, the date of the prospectus for such follow-on offering, as may be requested by the Underwriter’s Representative; provided, however, that a Holder shall not be required to agree to a Market Standoff for a period of time that commences less than 30 days after the expiration of another period of time during which the Holder has agreed to a Market

Standoff. The obligations of the Holders under this Section 15 shall be conditioned upon similar agreements being in effect with each other stockholder who is an officer, or director or, with respect only to the Company’s initial public offering, greater than 1% stockholder of the Company prior to such initial public offering.

16. Conversion of Preferred Stock. The Registration rights of the Holders of the Registrable Securities set forth in this Agreement are conditioned upon the conversion of the Registrable Securities with respect to which registration is sought into Common Stock immediately prior to the closing of the offering of such Registrable Securities pursuant to an effective Registration Statement.

17. Reports Under the Exchange Act. With a view to making available to the Holders the benefits of Rule 144 promulgated under the Securities Act and any other rule or regulation of the Commission that may at any time permit a Holder to sell securities of the Company to the public without Registration or pursuant to a registration on Form S-3, the Company agrees, for as long as a Holder holds Registrable Securities, to:

(a) make and keep public information available, as those terms are understood and defined in Rule 144, at all times after the effective date of the first Registration Statement filed by the Company for the offering of its securities to the public;

(b) take such action as is necessary to enable the Holders to utilize Form S-3 for the sale of their Registrable Securities, such action to be taken as soon as practicable after the end of the fiscal year in which the first Registration Statement filed by the Company for the offering of its securities to the general public is declared effective;

(c) file with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act;

(d) furnish to any Holder, so long as the Holder owns any Registrable Securities, promptly upon request (i) a written statement by the Company that it has complied with the reporting requirements of Rule 144 (at any time after 90 days after the effective date of the first Registration Statement filed by the Company), the Securities Act, and the Exchange Act (at any time after it has become subject to such reporting requirements), or that it qualifies as a registrant whose securities may be resold pursuant to Form S-3 (at any time after it so qualifies), (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company, and (iii) such other information as may be reasonably requested in availing any Holder of any rule or regulation of the Commission which permits the selling of any such securities without Registration or pursuant to such form; and

(e) at any time, at the request of any Holder of Registrable Securities, make available to such Holder and to any prospective transferee of such Registrable Securities the information concerning the Company described in Rule 144A(d)(4) under the Securities Act.

18. Covenants.

18.1 Confidentiality Agreements. Unless otherwise determined by the unanimous vote of the Board of Directors, the Company shall require all future officers, directors, and employees of the Company to execute and deliver an Employee Confidential Information and Inventions Agreement in substantially the form of Exhibit 18.1.

18.2 Market Stand-off Agreements. The Company shall cause all future purchasers of, and all future holders of options to purchase, shares of the Company’s capital stock to execute and deliver an agreement providing for a lockup or market standoff commitment similar to the Market Standoff set forth in Section 15.

18.3 Stock Plans. The Company will not sell shares of stock or grant options to employees, advisors, officers, and directors of, and consultants to, the Company except pursuant to a stock option plan or such other arrangements, contracts or plans which have been approved by the Board of Directors. Following the date on which the first share of Series B Preferred Stock was sold by the Company, except as may otherwise be determined by the Board of Directors in any particular instance, any options or shares granted or issued by the Company shall be subject to a four-year vesting or repurchase schedule, and options granted by the Company shall have an exercise price equal to the fair market value of the Company’s Common Stock at the time of grant as determined by the Board of Directors.

18.4 Special Covenants. Without first obtaining the affirmative vote or written consent of Investors holding a majority of the then outstanding Convertible Securities (including Common Stock issued upon conversion thereof), the Company shall not take any action that:

(a) results in the issuance of any equity securities by a subsidiary of the Company that holds or is intended to hold assets of at least $25,000,000 to any person or business entity other than the Company or any of its wholly-owned subsidiaries (other than director qualifying shares);

(b) results in the sale, transfer, or other encumbrance of assets of the Company or any subsidiary with a value of $15,000,000 or more; or

(c) provides for the incurrence of more than $15,000,000 of indebtedness, in the aggregate, by the Company or its subsidiaries.

18.5 Employment Agreements. The Company will not waive any rights under the Employment Agreements without the consent of the Board of Directors.

18.6 Conversion Ratio. The Company will not split, divide or combine either the Company’s Series B Preferred Stock, Series B/P Preferred Stock or Series BB Preferred Stock without splitting, dividing or combining, in the same manner and to the same extent, the other such series of Preferred Stock.

18.7 Termination of Covenants. Sections 18.1, 18.2,18.3, 18.4, 18.5 and 18.6 shall be effective as of the date hereof and shall continue in effect until and shall terminate upon the earliest to occur of (a) the closing of a firm commitment underwritten public offering pursuant to an effective registration statement under the Securities Act, covering the offer and sale of the Company’s Common Stock to the public (b) such time as the Company has a class of equity securities registered under the Exchange Act, and (c) a Change of Control.

19. Miscellaneous.

19.1 Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of California excluding those laws that direct the application of the laws of another jurisdiction.

19.2 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

19.3 Headings. The headings of the Sections of this Agreement are for convenience and shall not by themselves determine the interpretation of this Agreement.

19.4 Notices. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (i) upon personal delivery to the party to be notified, (ii) when sent by confirmed facsimile if sent during normal business hours of the recipient, or if not, then on the next business day; (iii) one day after deposit with a nationally (or internationally) recognized overnight courier, specifying next day delivery, with written verification of receipt. All notices to the Company shall be sent to the Company’s principal place of business. All notices to other parties to this Agreement shall be sent to the address as set forth on the signature page or at such other address as such party may designate by ten days advance notice to the other parties.

19.5 Amendment and Waiver of Agreement. Except as otherwise provided herein, any provision of this Agreement may be amended or waived only by a written instrument signed by the Company and persons (excluding Defaulting Investors) holding at least 60% of the Registrable Securities then held by such persons (excluding Defaulting Investors); provided, however, that (a) Section 5 and 19.5(a) may not be amended or waived without the consent of Managers holding a majority of Registrable Securities then held by all Managers, and (b) Sections 6.1(b), 6.2(b) and 19.5(b) may not be amended or waived without the consent of all Holders who have demand rights under subsections 6.1(b) and 6.2(b). In addition, this Agreement may not be amended to increase any material financial obligations of any Investor hereunder without the prior written consent of such Investor. Any waiver, amendment, modification or termination of any provision of this Agreement shall be binding on all parties hereto and their respective successors and permitted assigns.

19.6 Severability. In the event one or more of the provisions of this Agreement should, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Agreement, and this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

19.7 Entire Agreement; Successors and Assigns. This Agreement and the Transactional Agreements (as defined below) constitute the entire agreement between the parties regarding the subject matter hereof and thereof and supersede and replace any and all prior negotiations, correspondence, understandings and agreements, including without limitation the Prior Agreement, between the parties regarding the subject matter hereof and thereof. For purposes of this Agreement, the “Transactional Agreements” shall mean the Purchase Agreement and the Second Amended and Restated Right of First Refusal and Co-Sale Agreement of even date herewith among the Company and other parties identified therein, the Second Amended and Restated Voting Agreement of even date herewith among the Company and the parties identified therein, and the Employment Agreements dated as of February 18, 2004 between the Company and each of the Executives named in Section 6.10 of the Purchase Agreement, each as may be amended in accordance with its terms. Subject to the exceptions specifically set forth in this Agreement, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective executors, administrators, heirs, successor, and permitted assigns of the parties.

19.8 Aggregation. All outstanding shares of capital stock of the Company held or acquired by an Affiliate of a Person shall be aggregated together with all other shares of capital stock held by such Person for the purpose of determining the availability of any rights under this Agreement.

19.9 Cumulative Remedies. No right or remedy herein conferred is intended to be exclusive of any other right or remedy, and every other right and remedy shall be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other right or remedy.

19.10 Specific Performance. The parties hereto hereby declare that it is impossible to measure in money the damages that will accrue to a party hereto or to their heirs, personal representatives, or assigns by reason of a failure to perform any of the obligations under this Agreement and agree that the terms of this Agreement shall be specifically enforceable. If any party hereto or his heirs, personal representatives, or assigns institutes any action or proceeding to specifically enforce the provisions hereof, any person against whom such action or proceeding is brought hereby waives the claim or defense therein that such party or such personal representative has an adequate remedy at law, and such person shall not offer in any such action or proceeding the claim or defense that such remedy at law exists.

19.11 Accession; Amendment of Exhibit. Any person that becomes an Investor as defined in the Purchase Agreement or a registered holder of a Series BB Warrant shall become a party to this Agreement by executing and delivering to the Company a counterpart signature pages to this Agreement and shall thereupon be deemed an “Investor” for all purposes of this Agreement. The number of shares of Convertible Securities, Registrable Securities owned by each Investor, and the number of shares (if any) of Series BB Preferred Stock subject to Series BB Warrants held by each Investor, as of the date hereof is set forth on Exhibit A, which exhibit may be amended from time to time by the Company upon notice to the Investors to reflect changes in the number of shares of Convertible Securities or Registrable Securities owned by the Investors; provided, however, that no such notice shall be required upon the exercise of the Series BB Warrants by any of the Investors; provided further, however, that the failure to so amend Exhibit A shall have no effect on the rights of the Investors under this Agreement.

[SIGNATURE PAGES FOLLOW]

Investors:	KKR JP LLC

	By:	/s/ Mike Michelson
	Name:	Mike Michelson
	Title:	Member
	Address:	9 West 57th Street, 42nd Floor New York, NY 10019

KKR JP III LLC

	By:	/s/ Mike Michelson
	Name:	Mike Michelson
	Title:	Member
	Address:	9 West 57th Street, 42nd Floor New York, NY 10019

SIGNATURE PAGE TO SECOND AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT

Investors:	THOMA CRESSEY FUND VII, L.P.

By

TC Partners VII, LP Its General Partner By

Thoma Cressey Equity Partners Inc. Its General Partner
By

/s/ Lee M. Mitchell
Lee M. Mitchell Vice President

THOMA CRESSEY FRIENDS FUND VII, L.P.

By

TC Partners VII, LP Its General Partner By

Thoma Cressey Equity Partners Inc.
Its General Partner
By

/s/ Lee M. Mitchell
Lee M. Mitchell
Vice President

SIGNATURE PAGE TO SECOND AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT

Investors:	CCG INVESTMENT FUND, L.P.

	By:	Golden Gate Capital Management, L.L.C.
	Its:	Authorized Representative

	By:	/s/ Ken Diekroeger
	Its:	Managing Director
	Address:	c/o Golden Gate Capital One Embarcadero Center 33rd Floor San Francisco, CA 94111

CCG AV, LLC-SERIES C

	By:	Golden Gate Capital Management, L.L.C.
	Its:	Authorized Representative

	By:	/s/ Ken Diekroeger
	Its:	Managing Director
	Address:	c/o Golden Gate Capital One Embarcadero Center 33rd Floor San Francisco, CA 94111

CCG ASSOCIATES-QP, LLC

	By:	Golden Gate Capital Management, L.L.C.
	Its:	Authorized Representative

	By:	/s/ Ken Diekroeger
	Its:	Managing Director
	Address:	c/o Golden Gate Capital One Embarcadero Center 33rd Floor San Francisco, CA 94111

SIGNATURE PAGE TO SECOND AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT

Investors:	CCG INVESTMENT FUND-AI, LP

	By:	Golden Gate Capital Management, L.L.C.
	Its:	Authorized Representative

	By:	/s/ Ken Diekroeger
	Its:	Managing Director
	Address:	c/o Golden Gate Capital One Embarcadero Center 33rd Floor San Francisco, CA 94111

CCG ASSOCIATES-AI, LLC

	By:	Golden Gate Capital Management, L.L.C.
	Its:	Authorized Representative

	By:	/s/ Ken Diekroeger
	Its:	Managing Director
	Address:	c/o Golden Gate Capital One Embarcadero Center 33rd Floor San Francisco, CA 94111

SIGNATURE PAGE TO SECOND AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT

Investors:	CCG AV, LLC-SERIES A

	By:	Golden Gate Capital Management, L.L.C.
	Its:	Authorized Representative

	By:	/s/ Ken Diekroeger
	Its:	Managing Director
	Address:	c/o Golden Gate Capital One Embarcadero Center 33rd Floor San Francisco, CA 94111

CCG CI, LLC

	By:	Golden Gate Capital Management, L.L.C.
	Its:	Authorized Representative

	By:	/s/ Ken Diekroeger
	Its:	Managing Director
	Address:	c/o Golden Gate Capital One Embarcadero Center 33rd Floor San Francisco, CA 94111

SIGNATURE PAGE TO SECOND AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT

Investors:	JAZZ INVESTORS, L.L.C.

	By:	Beecken Petty & Company, L.L.C. its Manager

	By:	/s/ Kenneth W. O’Keefe
Kenneth W. O’Keefe, its Managing Director
	Address:	c/o Beecken Petty & Company Healthcare Equity Partners 200 W. Madison Street Suite 1910 Chicago, IL 60606

SIGNATURE PAGE TO SECOND AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT

Investors:	LEHMAN BROTHERS HEALTHCARE
VENTURE CAPITAL L.P.

	By:	Lehman Brothers HealthCare Venture Capital Associates L.P., its General Partner

	By:	LB I Group Inc., its General Partner

	By:	/s/ Steven Berkenfeld
Steven Berkenfeld
Senior Vice President
	Address:	399 Park Avenue
New York, NY 10022 Attn: Fred Steinberg

LEHMAN BROTHERS P.A. LLC

	By:	/s/ Steven Berkenfeld
Steven Berkenfeld Senior Vice President
	Address:	399 Park Avenue
New York, NY 10022 Attn: Fred Steinberg

LEHMAN BROTHERS PARTNERSHIP ACCOUNT 2000/2001, L.P.

	By:	LB I Group Inc., its General Partner

	By:	/s/ Steven Berkenfeld
Steven Berkenfeld Senior Vice President
	Address:	399 Park Avenue
New York, NY 10022 Attn: Fred Steinberg

SIGNATURE PAGE TO SECOND AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT

Investors:	LEHMAN BROTHERS OFFSHORE PARTNERSHIP ACCOUNT 2000/2001, L.P.

	By:	Lehman Brothers Offshore Partners Ltd., its General Partner

	By:	/s/ Steven Berkenfeld
Steven Berkenfeld
Vice President
	Address:	399 Park Avenue
New York, NY 10022 Attn: Fred Steinberg

SIGNATURE PAGE TO SECOND AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT

Investors:	PROSPECT VENTURE PARTNERS II, L.P.

	By:	Prospect Management Co. II, LLC, its General Partner

/s/ Dave Markland, attorney-in-fact
James Tananbaum Managing Member
	Address:	435 Tasso Street, Suite 200 Palo Alto, CA 94301

PROSPECT ASSOCIATES II, L.P.

	By:	Prospect Management Co. II, LLC, its General Partner

/s/ Dave Markland, attorney-in-fact
James Tananbaum Managing Member
	Address:	435 Tasso Street, Suite 200 Palo Alto, CA 94301

SIGNATURE PAGE TO SECOND AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT

Investors:	VERSANT VENTURE CAPITAL II, L.P.

	By:	Versant Ventures II, L.L.C. its General Partner

	By:	/s/ Samuel D. Colella
Samuel D. Colella Managing Director
	Address:	3000 Sand Hill Road Building 4, Suite 210 Menlo Park, CA 94025

VERSANT SIDE FUND II, L.P.

	By:	Versant Ventures II, L.L.C. its General Partner

	By:	/s/ Samuel D. Colella
Samuel D. Colella Managing Director
	Address:	3000 Sand Hill Road Building 4, Suite 210 Menlo Park, CA 94025

SIGNATURE PAGE TO SECOND AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT

Investors:	VERSANT AFFILIATES FUND II-A, L.P.

	By:	Versant Ventures II, L.L.C. its General Partner

	By:	/s/ Samuel D. Colella
Samuel D. Colella Managing Director
	Address:	3000 Sand Hill Road Building 4, Suite 210 Menlo Park, CA 94025

SIGNATURE PAGE TO SECOND AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT

Investors:	BVCF IV, L.P.

	By:	Adams Street Partners, LLC, its General Partner

	By:	/s/ Terry Gould
Terry Gould Partner
	Address:	One North Wacker Drive Suite 2200 Chicago, IL 60606

ADAMS STREET V, L.P.

	By:	Adams Street Partners, LLC, its General Partner

	By:	/s/ Terry Gould
Terry Gould Partner
	Address:	One North Wacker Drive Suite 2200 Chicago, IL 60606

SIGNATURE PAGE TO SECOND AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT

Investors:	CARDINAL FUND I, L.P.

	By:	Cardinal Management I, L.P., General Partner
	By:	Cardinal MGP, L.L.C., General Partner

	By:	/s/ John H. Fant
	Name:	John H. Fant
	Title:	Vice President
	Address:	201 Main Street, Suite 2415 Fort Worth, TX 76102 Attn: Ray Pinson

FW JAZZ PHARMA INVESTORS, L.P.
	By:	Group VI, 31, L.L.C., General Partner

	By:	/s/ John H. Fant
	Name:	John H. Fant
	Title:	Vice President
	Address:	201 Main Street, Suite 3100 Fort Worth, TX 76102 Attn: John H. Fant

SIGNATURE PAGE TO SECOND AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT

Investors:	EGS PRIVATE HEALTHCARE
PARTNERSHIP II, L.P.

	By:	EGS Private Healthcare Investments, L.L.C., its General Partner

	By:	/s/ Abhijeet Lele
Abhijeet Lele, Member of Board of Managers
	Address:	105 Rowayton Ave. Rowayton, CT 06853

EGS PRIVATE HEALTHCARE INVESTORS II, L.P.

	By:	EGS Private Healthcare Investments, L.L.C., its General Partner

	By:	/s/ Abhijeet Lele
Abhijeet Lele,
Member of Board of Managers
	Address:	105 Rowayton Ave. Rowayton, CT 06853

SIGNATURE PAGE TO SECOND AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT

Investors:	EGS PRIVATE HEALTHCARE CANADIAN PARTNERS, L.P.

	By:	EGS Private Healthcare Investments, L.L.C., its General Partner,

	By:	/s/ Abhijeet Lele
Abhijeet Lele, Member of Board of Managers
	Address:	105 Rowayton Ave. Rowayton, CT 06853

EGS PRIVATE HEALTHCARE PRESIDENTS FUND, L.P.

	By:	EGS Private Healthcare Investments, L.L.C., its General Partner

	By:	/s/ Abhijeet Lele
Abhijeet Lele,
Member of Board of Managers
	Address:	105 Rowayton Ave. Rowayton, CT 06853

SIGNATURE PAGE TO SECOND AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT

Dated: June 24, 2005	/s/ Samuel Saks Samuel Saks

Dated: June 24, 2005	/s/ Bruce Cozadd Bruce Cozadd

Dated: June 24, 2005	/s/ Robert Myers Robert Myers

Dated: June 24, 2005	/s/ Janne Wissel Janne Wissel

Dated: June 24, 2005	/s/ Matthew K. Fust Matthew K. Fust

SIGNATURE PAGE TO SECOND AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT

Investors:	WAUD CAPITAL PARTNERS, L.P.

	By:	Waud Capital Partners, L.L.C.
	Its:	General Partner

	By:	/s/ Reeve B. Waud
Reeve B. Waud Managing Partner
	Address:	560 Oakwood Avenue, Suite 203 Lake Forest, IL 60045

WAUD CAPITAL AFFILIATES, L.L.C.

	By:	/s/ Reeve B. Waud
Reeve B. Waud Managing Member
	Address:	560 Oakwood Avenue, Suite 203 Lake Forest, IL 60045

SIGNATURE PAGE TO SECOND AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT

Investors:	DEEP COVE MEZZANINE, LLC

	By:	/s/ Reeve B. Waud
Reeve B. Waud Manager
	Address:	560 Oakwood Avenue, Suite 203 Lake Forest, IL 60045

SIGNATURE PAGE TO SECOND AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT

Investors:	LERNER ENTERPRISES, L.P.

	By:	Oak Hill Advisors, L.P.
as advisor and attorney-in-fact to Lerner Enterprises, L.P. (OHP account)

	By:	/s/ Glenn K. August
	Name:	Glenn K. August
	Title:	President

SIGNATURE PAGE TO SECOND AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT

Investors:	OAK HILL CREDIT ALPHA FUND, LP

	By:	Oak Hill Credit Alpha GenPar, L.P., Its General Partner

	By:	Oak Hill Credit Alpha MGP, LLC, Its General Partner

	By:	/s/ Glenn K. August
	Name:	Glenn K. August
	Title:	Managing Member

SIGNATURE PAGE TO SECOND AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT

Investors:	LB I GROUP INC.

	By:	/s/ Jeffrey A. Ferrell
	Name:	Jeffrey A. Ferrell
	Title:	Vice President

With Notices to: Lehman Brothers 399 Park Avenue 9th Floor New York, NY 10022 Attn: Jeffrey A. Ferrell Fax: 646-758-5022

SIGNATURE PAGE TO SECOND AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT

Investors:	KKR TRS HOLDINGS, INC.

	By:	/s/ Barbara J. S. McKee
	Name:	Barbara J. S. McKee
	Title:	Authorized Signatory

With Notices to:

KKR Financial Corp.
4 Embarcadero Center, Suite 2050
San Francisco, CA 94111
Attn: Barbara J.S. McKee
Fax: 415-391-3077

SIGNATURE PAGE TO SECOND AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT

Investors:	GENERAL ELECTRIC PENSION TRUST

	By:	GE Asset Management Incorporated its Investment Manager

	By:	/s/ Michael M. Pastore
	Name:	Michael M. Pastore, Vice President

With Notices to: General Electric Pension Trust c/o GE Asset Management Incorporated 3001 Summer Street P.O. Box 7900 Stamford, CT 06904-7900 Fax: 203 326-7903 Attention: Daniel L. Furman

SIGNATURE PAGE TO SECOND AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

Company:	JAZZ PHARMACEUTICALS, INC.
a Delaware Corporation

	By:	/s/ Carol A. Gamble
Carol A. Gamble
Senior Vice President and General Counsel

SIGNATURE PAGE TO SECOND AMENDED AND RESTATED INVESTORS RIGHTS AGREEMENT

Exhibit A

SCHEDULE OF INVESTORS

Name and Address	Securities
KKR JP LLC 9 W. 57th Street, 42nd Floor New York, NY 10019	94,932,531 shares of Series B/P Preferred Stock

KKR JP III LLC 9 W. 57th Street, 42nd Floor New York, NY 10019	403,344 shares of Series B/P Preferred Stock

Thoma Cressey Fund VII, L.P. Sears Tower, 92nd Floor 233 South Wacker Drive Chicago, IL 60606	21,662,348 shares of Series B Preferred Stock

Thoma Cressey Friends Fund VII, L.P. Sears Tower, 92nd Floor 233 South Wacker Drive Chicago, IL 60606	338,237 shares of Series B Preferred Stock

CCG Investment Fund, LP c/o Golden Gate Capital One Embarcadero Center, 33rd Floor San Francisco, CA 94111	9,521,349 shares of Series B Preferred Stock

CCG AV, LLC-Series C c/o Golden Gate Capital One Embarcadero Center, 33rd Floor San Francisco, CA 94111	480,987 shares of Series B Preferred Stock

CCG Associates-QP, LLC c/o Golden Gate Capital One Embarcadero Center, 33rd Floor San Francisco, CA 94111	523,132 shares of Series B Preferred Stock

CCG Investment Fund-AI, LP c/o Golden Gate Capital One Embarcadero Center, 33rd Floor San Francisco, CA 94111	127,553 shares of Series B Preferred Stock

Name and Address	Securities
CCG AV, LLC-Series A c/o Golden Gate Capital One Embarcadero Center, 33rd Floor San Francisco, CA 94111	127,260 shares of Series B Preferred Stock

CCG CI, LLC c/o Golden Gate Capital One Embarcadero Center, 33rd Floor San Francisco, CA 94111	220,006 shares of Series B Preferred Stock

Jazz Investors, LLC c/o Beecken Petty & Company Healthcare Equity Partners 200 W. Madison Street, Suite 1910 Chicago, IL 60606	14,667,057 shares of Series B Preferred Stock

Lehman Brothers HealthCare Venture Capital L.P. 399 Park Avenue New York, NY 10022 Attention: Fred Steinberg	1,833,382 shares of Series B Preferred Stock

Lehman Brothers P. A. L.L.C. 399 Park Avenue New York, NY 10022 Attention: Fred Steinberg	3,509,093 shares of Series B Preferred Stock

Lehman Brothers Partnership Account 2000/2001, L.P. 399 Park Avenue New York, NY 10022 Attention: Fred Steinberg	1,581,017 shares of Series B Preferred Stock

Lehman Brothers Offshore Partnership Account 2000/2001, L.P. 399 Park Avenue New York, NY 10022 Attention: Fred Steinberg	410,036 shares of Series B Preferred Stock

Prospect Venture Partners II, L.P. 435 Tasso Street, Suite 200 Palo Alto, CA 94301	7,313,625 shares of Series A Preferred Stock 6,139,997 shares of Series B Preferred Stock

2

Name and Address	Securities
Prospect Associates II, L.P. 435 Tasso Street, Suite 200 Palo Alto, CA 94301	111,375 shares of Series A Preferred Stock 93,502 shares of Series B Preferred Stock

Versant Venture Capital II, L.P. 3000 Sand Hill Road Building 4, Suite 210 Menlo Park, CA 94025	7,223,361 shares of Series A Preferred Stock 6,064,216 shares of Series B Preferred Stock

Versant Side Fund II, L.P. 3000 Sand Hill Road Building 4, Suite 210 Menlo Park, CA 94025	64,559 shares of Series A Preferred Stock 54,200 shares of Series B Preferred Stock

Versant Affiliates Fund II-A, L.P. 3000 Sand Hill Road Building 4, Suite 210 Menlo Park, CA 94025	137,080 shares of Series A Preferred Stock 115,083 shares of Series B Preferred Stock

BVCF IV, L.P. One North Wacker Drive, Suite 2200 Chicago, IL 60606	2,200,058 shares of Series B Preferred Stock

Adams Street V, L.P. One North Wacker Drive, Suite 2200 Chicago, IL 60606	2,200,058 shares of Series B Preferred Stock

Cardinal Fund I, L.P. 201 Main Street, Suite 2415 Fort Worth, TX 76102 Attention: Ray Pinson	2,933,411 shares of Series B Preferred Stock Warrant to Purchase 86,957 shares of Series BB Preferred Stock

FW Jazz Pharma Investors, L.P. 201 Main Street, Suite 3100 Fort Worth, TX 76102 Attention: John H. Fant	1,466,706 shares of Series B Preferred Stock Warrant to Purchase 43,478 shares of Series BB Preferred Stock

EGS Private Healthcare Partnership II, L.P. 105 Rowayton Ave. Rowayton, CT 06853	2,222,679 shares of Series B Preferred Stock

3

Name and Address	Securities
EGS Private Healthcare Investors II, L.P. 105 Rowayton Ave. Rowayton, CT 06853	350,540 shares of Series B Preferred Stock

EGS Private Healthcare Canadian Partners, L.P. 105 Rowayton Ave. Rowayton, CT 06853	334,462 shares of Series B Preferred Stock

EGS Private Healthcare Presidents Fund, L.P. 105 Rowayton Ave. Rowayton, CT 06853	25,730 shares of Series B Preferred Stock

Samuel R. Saks	2,640,000 shares of Common Stock 150,000 shares of Series A Preferred Stock 733,352 shares of Series B Preferred Stock

Bruce C. Cozadd	1,980,000 shares of Common Stock 733,352 shares of Series B Preferred Stock

Robert M. Myers	1,047,500 shares of Common Stock 513,347 shares of Series B Preferred Stock

Janne L.T. Wissel	330,000 shares of Common Stock 733,352 shares of Series B Preferred Stock

Matthew K. Fust	330,000 shares of Common Stock 220,005 shares of Series B Preferred Stock

Carol A. Gamble	300,000 shares of Common Stock

Waud Capital Partners, L.P. 560 Oakwood Avenue, Suite 203 Lake Forest, IL 60045	5,280,141 shares of Series B Preferred Stock

4

Name and Address	Securities
Waud Capital Affiliates, L.L.C. 560 Oakwood Avenue, Suite 203 Lake Forest, IL 60045	586,682 shares of Series B Preferred Stock

Deep Cove Mezzanine, LLC 560 Oakwood Ave, Suite 203 Lake Forest, IL 60045	Warrants to purchase 543,478 shares of Series BB Preferred Stock

Lerner Enterprises, LLP c/o Oak Hill Advisors LP 65 East 55th Street, 32nd Floor New York, NY 10022	Warrants to purchase 71,630 shares of Series BB Preferred Stock

LB I Group Inc. c/o Lehman Brothers 399 Park Avenue, 9th Floor New York, NY 10022	Warrants to purchase 3,369,566 shares of Series BB Preferred Stock

KKR TRS Holdings, Inc. c/o KKR Financial Corp. 4 Embarcadero Center, Suite 2050 San Francisco, CA 94111	Warrants to purchase 2,717,391 shares of Series BB Preferred Stock

General Electric Pension Trust c/o GE Asset Management Incorporated 3001 Summer Road P.O. Box 7900 Stamford, CT 06904-7900	Warrants to purchase 869,565 shares of Series BB Preferred Stock

Coast DL Funding LLC c/o Oak Hill Advisors LP 65 East 55th Street, 32nd Floor New York, NY 10022	Warrants to purchase 443,804 shares of Series BB Preferred Stock

Oak Hill Credit Opportunities Financing, Ltd. c/o Oak Hill Advisors LP 65 East 55th Street, 32nd Floor New York, NY 10022	Warrants to purchase 294,348 shares of Series BB Preferred Stock

5

Name and Address	Securities
Oak Hill Credit Alpha Finance I (Offshore), Ltd. c/o Oak Hill Advisors LP 65 East 55th Street, 32nd Floor New York, NY 10022	Warrants to purchase 193,152 shares of Series BB Preferred Stock

Oak Hill Credit Alpha Finance I, LLC c/o Oak Hill Advisors LP 65 East 55th Street, 32nd Floor New York, NY 10022	Warrants to purchase 62,283 shares of Series BB Preferred Stock

6

Exhibit 18.1

JAZZ PHARMACEUTICALS, INC.

EMPLOYEE CONFIDENTIAL INFORMATION AND

INVENTIONS AGREEMENT

In partial consideration and as a condition of my employment or continued employment with Jazz Pharmaceuticals, Inc., a Delaware corporation (which together with any parent, subsidiary, affiliate, or successor is hereinafter referred to as the “Company”), and effective as of the date that my employment with the Company first commenced (or, if earlier, the date on which I began my discussions with the Company concerning my employment by the Company), I hereby agree as follows:

1. Noncompetition; At-Will Employment. During my employment with the Company, I will perform for the Company such duties as it may designate from time to time and will devote my best efforts to the business of the Company and will not, without the prior written approval of an officer of the Company if I am not an executive officer of the Company or the Board of Directors of the Company if I am an executive officer of the Company, directly or indirectly participate in or assist any business which is a current or potential supplier, customer, or competitor of the Company. I agree that unless specifically provided in another writing signed by me and an officer of the Company, my employment by the Company is not for a definite period of time. Rather, my employment relationship with the Company is one of employment at will and my continued employment is not obligatory by either myself or the Company. Nothing in this Agreement is intended to create any employment relationship or arrangement other than “at will” employment.

2. Nonsolicitation. During the term of my employment by the Company, and for twelve months thereafter, I shall not directly or indirectly, without the prior written consent of the Company, solicit, recruit, encourage or induce any employees, directors, consultants, contractors or subcontractors of the Company to leave the employ of the Company, either on my own behalf or on behalf of any other person or entity.

3. Confidentiality Obligation. I will hold all Confidential Information in confidence and will not disclose, use, copy, publish, summarize, or remove from the premises of the Company any Confidential Information, except (a) as necessary to carry out my assigned responsibilities as a Company employee, and (b) upon and after termination of my employment, only as specifically authorized in writing by an officer of the Company. “Confidential Information” is all information related to any aspect of the business of the Company which is either information not known by actual or potential competitors of the Company or is proprietary information of the Company, whether of a technical nature or otherwise. Confidential Information includes inventions, disclosures, processes, compounds, biological materials, gene sequences, systems, methods, formulae, devices, patents, patent applications, trademarks, intellectual properties, instruments, materials, products, patterns, compilations, programs, techniques, sequences, designs, research or development activities and plans, specifications, computer programs, source codes, costs of production, prices and other financial data, volume of sales, promotional methods, marketing plans, lists of names or classes of customers, or personnel, lists of suppliers, business plans, business opportunities, financial statements, financial models, or financial projections.

4. Information of Others. I will safeguard and keep confidential the proprietary information of customers, vendors, consultants, and other parties with which the Company does business to the same extent as if it were Company Confidential Information. I will not, during my employment with the Company or otherwise, use or disclose to the Company any confidential, trade secret, or other proprietary information or material of any previous employer or other person, and I will not bring onto the Company’s premises any unpublished document or any other property belonging to any former employer or third party without the written consent of that former employer or third party.

5. Company Property. All papers, records, data, notes, drawings, files, documents, samples, devices, products, equipment, computer files, databases and other materials, including copies and in whatever form, relating to the business of the Company that I possess or create as a result of my Company employment, whether or not confidential, are the sole and exclusive property of the Company. In the event of the termination of my employment, I will promptly deliver all such materials to the Company and will sign and deliver to the Company the “Termination Certificate” attached hereto as Exhibit A.

6. Ownership of Inventions. All inventions, ideas, designs, developments, techniques, processes, improvements, schematics, formulas, compounds, compilations, methods, sequences, algorithms, trade secrets, works of authorship, and related know-how which result from work performed by me, alone or with others, on behalf of the Company or from access to the Company Confidential Information or property whether or not patentable, copyrightable, or qualified for other protection as proprietary information or works (collectively “Inventions”) shall be the property of the Company, and, to the extent permitted by law, shall be “works made for hire.” I hereby assign and agree to assign to the Company or its designee, without further consideration, my entire right, title, and interest in and to all Inventions, other than those described in Paragraph 7 of this Agreement, including all rights to obtain, register, perfect, and enforce patents, copyrights, trademark rights and other intellectual property protection for Inventions. I will disclose promptly and in writing to the individual designated by the Company or to my immediate supervisor all Inventions which I have made or reduced to practice. During my employment and for four years after, I will assist the Company (at its expense) in every proper way to obtain and enforce patents, copyrights, trademarks and other forms of intellectual property protection on Inventions in any and all countries, including the disclosure to the Company of all pertinent information and data with

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respect thereto, the execution of applications, specifications, assignments, recordations and all other instruments which the Company shall deem necessary in order to apply for, claim, obtain, maintain and transfer such rights and in order to assign and convey to the Company, its successors, assigns and nominees, the sole and exclusive rights, title and interest in and to such Inventions, and any patents, copyrights, trademarks or other intellectual property rights relating thereto.

7. Excluded Inventions. Attached hereto as Exhibit B is a list of all inventions, improvements, and original works of authorship which I desire to exclude from this Agreement, each of which has been made or reduced to practice by me prior to the commencement of my employment by the Company. I understand that this Agreement requires disclosure, but not assignment, of any invention that qualifies under Section 2870 of the California Labor Code, a copy of which is attached hereto as Exhibit C.

8. Invention Records; Patent Applications. I agree to create and maintain, and to make available to the Company’s legal counsel, adequate and current written records of all inventions and original works of authorship made by me (alone or with others) during the term of my employment with the company. Such records will be kept in the form of notes, sketches, drawings or other appropriate format. All such records will be available to the company at all times, and will be the sole property of the Company. If the Company files an original United States patent application covering any invention of which I am a named inventor, I will receive an inventor’s fee of $100. If the Company is unable, because of my mental or physical incapacity or for any other reason to secure my signature to apply for or to pursue any patent applications or copyright or trademark registrations covering any inventions or original works of authorship assigned to the company hereunder, I hereby irrevocably appoint the Company and its authorized officers and agents as my agent and attorney-in-fact to act for me and on my behalf to execute and further the prosecution and issuance of letters patent and copyright and trademark registrations thereon, with the same legal effect as if I had executed them.

9. Prior Contracts. I represent that there are no other contracts to assign inventions that are now in existence between any other person or entity and me. I further represent that I have no other employments, consultancies, or undertakings which would restrict and impair my performance of this Agreement.

10. Agreements with the United States Government and Other Third Parties. I acknowledge that the Company from time to time may have agreements with other persons or with the United States Government or agencies thereof which impose obligations or restrictions on the Company regarding Inventions made during the course of work under such agreements or regarding the confidential nature of such work. I agree to be bound by all such obligations or restrictions and to take all action necessary to discharge the obligations of the Company thereunder.

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11. Miscellaneous.

(a) Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of California excluding those laws that direct the application of the laws of another jurisdiction.

(b) Enforcement. If any provision of this Agreement shall be determined to be invalid or unenforceable for any reason, it shall be adjusted rather than voided, if possible, in order to achieve the intent of the parties to the extent possible. In any event, all other provisions of this Agreement, shall be deemed valid, and enforceable to the full extent possible.

(c) Injunctive Relief; Consent to Jurisdiction. I acknowledge and agree that damages will not be an adequate remedy in the event of a breach of any of my obligations under this Agreement. I therefore agree that the Company shall be entitled (without limitation of any other rights or remedies otherwise available to the Company and without the necessity of posting a bond) to obtain an injunction from any court of competent jurisdiction prohibiting the continuance or recurrence of any breach of this Agreement. I hereby submit myself to the jurisdiction and venue of the courts of the State of California for purposes of any such action. I further agree that service upon me in any such action or proceeding may be made by first class mail, certified or registered, to my address as last appearing on the records of the Company.

(d) Attorneys’ Fees. If any party seeks to enforce its rights under this Agreement by legal proceedings or otherwise, the non-prevailing party shall pay all costs and expenses of the prevailing party.

(e) Waiver. The waiver by the Company of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach of the same or any other provision hereof.

(f) Binding Effect. This Agreement shall be binding upon and shall inure to the benefit of the successors, executors, administrators, heirs, representatives, and assigns of the parties.

(g) Survival. The provisions of this Agreement shall survive the termination of my employment and the assignment of this Agreement by the Company to any successor in interest or other assignee.

(h) Headings. The Section headings herein are intended for reference and shall not by themselves determine the construction or interpretation of this Agreement.

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(i) Severability. In case any provision of this Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

(j) Entire Agreement; Modifications. This Employee Confidential Information and Inventions Agreement contains the entire agreement between the Company and the undersigned employee concerning the subject matter hereof and supersedes any and all prior and contemporaneous negotiations, correspondence, understandings, and agreements, whether oral or written, respecting that subject matter. All modifications to this Agreement must be in writing and signed by the party against whom enforcement of such modification is sought.

[Signature Page Follows]

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IN WITNESS WHEREOF, I have executed this Employee Confidential Information and Inventions Agreement as of the ___ day of _____, 2007.

Employee Signature

Type/Print Employee’s Name

Address:

Fax Number:

E-mail:

RECEIPT ACKNOWLEDGED:

JAZZ PHARMACEUTICALS, INC.

By:

Title:

EXHIBIT A

TERMINATION CERTIFICATION

This is to certify that I do not have in my possession, nor have I failed to return, any papers, records, data, notes, drawings, files, documents, computer files, databases, samples, devices, products, equipment, designs, computer programs, and other materials, including reproductions of any of the aforementioned items, belonging to Jazz Pharmaceuticals, Inc., its subsidiaries, affiliates, successors, or assigns (together, the “Company”).

I further certify that I have complied with all the terms of the Company’s Employee Confidential Information and Inventions Agreement signed by me, including the reporting of any Inventions (as defined therein) conceived or made by me (solely or jointly with others) covered by that agreement.

I further agree that, in compliance with the Employee Confidential Information and Inventions Agreement, I will hold in confidence and will not disclose, use, copy, publish, or summarize any Confidential Information (as defined in the Employee Confidential Information and Inventions Agreement) of the Company or of any of its customers, vendors, consultants, and other parties with which it does business.

Date:

Employee’s Signature

Type/Print Employee’s Name

EXHIBIT B

EXCLUDED INVENTIONS, IMPROVEMENTS, AND ORIGINAL WORKS OF

AUTHORSHIP

(please mark N/A and initial if not applicable)

Title	Date	Identifying Number Or Brief Description

EXHIBIT C

California Labor Code

§ 2870. Application of provision providing that employee shall assign or offer to assign rights in invention to employer.

(a)	Any provision in an employment agreement which provides that an employee shall assign, or offer to assign, any of his or her rights in an invention to his or her employer shall not apply to an invention that the employee developed entirely on his or her own time without using the employer’s equipment, supplies, facilities, or trade secret information except for those inventions that either:

(1)	Relate at the time of conception or reduction to practice of the invention to the employer’s business, or actual or demonstrably anticipated research or development of the employer.

(2)	Result from any work performed by the employee for the employer.

(b)	To the extent a provision in an employment agreement purports to require an employee to assign an invention otherwise excluded from being required to be assigned under subdivision (a), the provision is against the public policy of this state and is unenforceable.

Added Stats 1979 ch 1001 § 1; Amended Stats 1986 ch 346 § 1.